Exhibit 4.5

Exhibit A to Subordinated

Note Indenture

REGISTERED NO.	REGISTERED

MATRIX SERVICE COMPANY

Series              Subordinated Notes

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The following summary of terms is subject to the provisions set forth below:

CUSIP:	OPTIONAL EXTENSION OF ORIGINAL MATURITY DATE: ☐ Yes ☐ No
ORIGINAL ISSUE DATE(S):	EXTENSION PERIOD:
PRINCIPAL AMOUNT:	NUMBER OF EXTENSION PERIODS:
MATURITY DATE:	FINAL MATURITY DATE:
INTEREST RATE:	ORIGINAL ISSUE DISCOUNT NOTE: ☐ Yes ☐ No
INTEREST PAYMENT DATES:	ISSUE PRICE (percentage of principal):
RECORD DATES:	YIELD TO MATURITY:
OPTIONAL REDEMPTION: ☐ Yes ☐ No	PREMIUM DUE UPON CERTAIN PREPAYMENTS ☐ Yes ☐ No
INITIAL REDEMPTION DATE:
AMORTIZING NOTE: ☐ Yes ☐ No
OPTION TO ELECT REPAYMENT: ☐ Yes ☐ No

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE 14 OF THE INDENTURE TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY TO ALL SENIOR INDEBTEDNESS; AND EACH HOLDER HEREOF BY ITS ACCEPTANCE HEREOF SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AS SET FORTH IN SAID ARTICLE 14 OF THE INDENTURE.

Matrix Service Company, a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns the principal sum specified above, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Maturity date specified above and to pay interest thereon, in such coin or currency, from and including the Original Issue Date (or if this Global Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which such Original Issue Date is applicable) specified above, or from and including the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be. Interest shall be paid in arrears [quarterly] on each Interest Payment Date in each year commencing on (a) the first such Interest Payment Date next succeeding the earliest Original Issue Date or Original Issue Dates, or (b) if such Original Issue Date is after a Record Date and prior to the first Interest Payment

Exhibit A-1

Date, on the second Interest Payment Date, at the per annum Interest Rate set forth above until Maturity and the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date specified above next preceding such Interest Payment Date; provided, however, that if an Original Issue Date falls between a Record Date and the next Interest Payment Date, the first payment of interest with respect to such Original Issue Date will be paid on the second Interest Payment Date subsequent to such Original Issue Date to the Person in whose name this Note is registered at the close of business on the Record Date for such second Interest Payment Date; and provided, further, that interest payable on the Maturity date or, if applicable, upon redemption, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Noteholders not less than fifteen days prior to such Record Date. Payment of the principal of and any premium and interest on this Note shall be made on or before 10:30 A.M., New York City time or such other time (if this Note is a Global Note at such time) as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment is due, by wire transfer into the account specified by the Depositary; provided, however, that as a condition to the payment at the Maturity date of any part of the principal and any applicable premium of this Global Note, the Depositary shall surrender, or cause to be surrendered, this Global Note to the Trustee; provided further, however, if this Note is not a Global Note at such time, as such of the foregoing is provided for in the Indenture referred to below. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed on the Holder of this Note.

Under certain circumstances, this Global Note is exchangeable in whole or from time to time in part for a definitive individual Note or Notes, with the same Original Issue Date or Original Issue Dates, Maturity date, Interest Rate and redemption and other provisions as provided herein or in the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

Matrix Service Company

By:
Name:
	Title:	President

By:
Name:
	Title:	Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

[TRUSTEE], as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

MATRIX SERVICE COMPANY

SERIES              NOTES

Until such time as this Note is exchanged in whole or in part for definitive individual notes as herein and in the Indenture so provided, this Global Note is one of, and a global security which represents Notes which are part of, the duly authorized Notes of the Company (herein called the “Notes”), issued and to be issued under a Subordinated Note Indenture dated as of [                    ], 2004 (herein called the “Indenture”) between the Company and [Trustee], as Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Each Note shall be dated the date of its authentication by the Trustee. Each Note shall also bear an Original Issue Date or Original Issue Dates which with respect to this Global Note (or any portion thereof) shall mean the date or dates of the original issue of the Notes represented hereby as specified on the face hereof, and such Original Issue Date or Original Issue Dates shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of such original Note (or such subsequently issued Notes) regardless of their dates of authentication. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, and may otherwise vary, all as provided in the Indenture.

Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Unless otherwise specified on the face hereof, payments on this Note with respect to any particular Interest Payment Date or the Maturity date will include interest accrued from and including the applicable Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the particular Interest Payment Date or the Maturity date. Interest on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified on the face hereof, if this Note is an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth the schedule of dates and amounts of payments of principal of and interest on this Note or the formula for the amortization of principal and/or interest is set forth in an annex attached to this Note.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash (or as otherwise agreed) of all Senior Debt of the Company. Any holder by accepting this Note agrees to and shall be bound by the subordination provisions and authorizes the Trustee to give them effect and appoints the Trustee its attorney-in-fact for such purposes. In addition to all other rights of Senior Debt described in the Indenture, the Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Debt or any extension or renewal of the Senior Debt or increase in amount thereof.

If any premium is payable on this Note as specified on the face of this Note in the event of any prepayments of principal, a table setting forth the terms of such premium shall be set forth on a schedule attached to this Note.

All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

“Business Day” means, unless otherwise specified on the face hereof, any Monday, Tuesday, Wednesday, Thursday or Friday that in the City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. If an Interest Payment Date or Maturity for this Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest to be made on such day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

This Note will be redeemable at the option of the Company prior to its Stated Maturity only if an Initial Redemption Date is specified on the face hereof. If so specified, this Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $1,000 or integral multiples thereof, at the redemption prices specified in an annex attached to this Note, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Note prior to the date of redemption will be payable to the Holder of this Note of record at the close of business on the relevant Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof. This Note is not subject to a sinking fund unless otherwise specified in an annex attached hereto.

If so specified on the face of this Note, (i) this Note shall be subject to repayment, in whole or in part, prior to Stated Maturity at the option of the Holder on a certain date or dates and at a certain price or prices, plus accrued and unpaid interest to but excluding the date of payment; and (ii) the Stated Maturity of this Note may be extended at the option of the Company for one or more Extension Periods, as specified on the face hereof, up to but not beyond the Final Maturity Date specified on the face hereof, in each case in accordance with the provisions of the Indenture applicable thereto or any indenture supplemental thereto and/or as specified in an annex attached to this Note.

Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the date of declaration, redemption or repayment, as the case may be. The “Amortized Face Amount” of this Note shall be the amount equal to (a) the principal amount of this Note multiplied by the Issue Price specified on the face hereof plus (b) the portion of the difference between the dollar amount thus obtained and the principal amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption, or repayment but in no event shall the Amortized Face Amount of this Note exceed the principal amount stated on the face hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Noteholders to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding that would be affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain covenants in the Indenture. The Indenture also provides that the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may waive certain past defaults and their consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of this Global Note (if not timely revoked in accordance with the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note or such Note.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have

Exhibit A-5

previously given to the Trustee written notice of a continuing default with respect to the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Global Note on or after the respective due dates expressed herein.

If this Note is a Global Note it shall bear the following legend:

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

If at any time the Depositary for this Global Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary for this Global Note shall no longer be registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation, the Company may appoint a successor Depositary with respect to this Global Note. If (A) a successor Depositary for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (B) any Notes are represented by this Global Note at a time when an Event of Default with respect to the Notes shall have occurred and be continuing, then in each case the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes in exchange for this Global Note, shall authenticate and make available for delivery, individual Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

If agreed by the Company and the Depositary with respect to Notes issued in the form of this Global Note, the Depositary for such Global Note shall surrender this Global Note in exchange in whole or in part for individual Notes of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and make available for delivery, without a service charge, (1) to each Person specified by such Depositary, a new Note or Notes of like tenor and terms, and of any authorized denominations as requested by such Person in aggregate principal amount equal to and in exchange for the beneficial interest of such Person in this Global Note, and (2) to such Depositary a new Global Note of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of this Global Note and the aggregate principal amount of Notes delivered to Holders thereof.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates, and in the coin or currency, herein prescribed.

The Indenture contains provisions for the satisfaction and discharge of the Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit A-6

All terms used in the Note which are defined in the Indenture but are not defined in this Note shall have the meanings assigned to them in the Indenture.

Exhibit A-7

OPTION TO ELECT REPAYMENT

(To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights)

The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at the applicable optional repayment price indicated on an annex attached hereto plus accrued and unpaid interest to but excluding the date of repayment, if this election is being made pursuant to the option referred to under “Option to Elect Repayment” on the face hereof. If a portion of this Note is not being repaid, specify the principal amount to be repaid and the denomination or denominations (which will be $1,000 or an integral multiple thereof) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):

Dated:
Signature
Sign exactly as name appears on the front of this Note
Principal amount to be repaid if amount to be repaid and is less than the entire principal amount of this Note (principal amount remaining must be an authorized denomination)
Indicate address where check is to be sent:

$
(Which must be an integral multiple of $1,000)
Social Security Or Other Taxpayer ID Number:

Exhibit A-8

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIT GIFT MIN ACT	___Custodian___ (Cust) (Minor) Under Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entities
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

State

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s)

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

    OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

_______________________________________

Please print or typewrite name and address including postal zip code of assignee                                                                                                                                                     the within note and all rights thereunder, hereby irrevocably constituting and appointing                                                                       attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Program.

Exhibit A-9